Exhibit 99.1

Innovus Pharma Reports Another New Quarterly Revenue Record of Approximately $7.4 million for the Third Quarter 2018 and $19.2 million for the First Nine Months of 2018

The Company is in its Fifth Consecutive Quarter of Net Revenue Growth and Working Diligently Towards Exiting the Fourth Quarter 2018 Profitable

SAN DIEGO, November 14, 2018 – Innovus Pharmaceuticals, Inc. (“Innovus Pharma” or the “Company”) (OTCQB: INNV), an emerging commercial-stage pharmaceutical company that delivers safe, innovative and effective over-the-counter medicine and consumer care products to improve men’s and women’s health and respiratory diseases, announced today its reported results for the third quarter 2018.

Notable Highlights from the Third Quarter of 2018 and Recent Developments

■	Revenues of approximately $7.4 million, highest gross revenue quarter in Company’s history and up 232% year-over-year;
■	Gross margin remains relatively consistent at 79% from prior quarter;
■	Quarter subscription net revenue increased 31.7% from prior quarter to $861,000;
■	Sales & Marketing expenses declined 4.3% from prior quarter to 71.3%
■	Fifth straight quarter of revenue growth;
■	FlutiCare® is now the Company’s third highest selling product in terms of units shipped and its number one selling product on its Amazon stores;
■	Extended its Beyond Human™ marketing and sales platform to Canada resulting in 25% of total net sales, thus increasing its country diversification away from a reliance on the U.S. market;
■	GlucoGorx™ blood glucose monitoring system received coding for Medicare reimbursement;
■	Continued growth of cooperative marketing revenue by 27%;
■	Expanded its e-commerce business to potentially a $3 million per year business;
■	No significant increase in net operating loss;
■	Increased product pipeline to 10 additional products;
■	Expect approval of 3 new products in Canada for 2018;
■	Received approval to expand its Amazon stores to Europe, Mexico and Japan; and
■	Currently have seven products that are now sold in certain retail stores in the US and Canada (Zestra®, Zestra Glide®, Androferti®, UriVarx®, Apeaz®, ProtaGorx®, and Uxor®)

Notable Highlights from the Nine Months of 2018

■	Revenues of $19.2 million, up 199% year-over-year and in line with its annual gross revenue estimate of $24 million;
■	Six products are currently included in the Company’s core product group of gross revenue greater than $1 million per year; and
■	Number of units shipped of all of our products increase from 94,140 in the nine months ended 2017 versus 478,615 units in the nine months ended 2018..

“We are very pleased to announce that our third quarter gross revenues of approximately $7.4 million have been the highest in the Company’s history,” stated Bassam Damaj, President and Chief Executive Officer of Innovus Pharma. “We are happy to see that the proportion of our gross revenues from Canada have increased to 25% thereby broadening the reach of our Beyond Human® marketing and sales platform.”

“While we have seen record quarterly revenues and a broadening of our sales efforts, we were also able to decrease our marketing and sales expense and we are diligently working towards exiting the fourth quarter of 2018 profitable,” continued Dr. Damaj.

The Company will host a conference call at 4:15 p.m. ET/1:15 p.m. PT today to discuss the financial results and recent business developments. To participate in the call, please dial 1-877-883-0383 for domestic callers or 1-412-902-6506 for international callers or 1-877-885-0477 for Canadian callers. Participant Elite Entry Number: 1300437. A replay of the call will be available for 30 days.  To access the replay, dial 1-877-344-7529 domestically or 1-412-317-0088 internationally or 1-855-669-9658 for Canada and reference Replay Access Code: 10126177. The replay will be available shortly after the end of the conference call.

Consolidated Statements of Operations

	Three months ended
	September 30,
	2018	2017
	(unaudited)
Net revenue:
Product sales, net	$6,956,861	$2,218,343
License revenue	582	2,500
Service revenue	189,462	-
Cooperative marketing revenue	233,074	-
Total net revenue	7,379,979	2,220,843

Operating expense:
Cost of product sales	1,536,792	480,076
Research and development	59,201	8,736
Sales and marketing	5,263,533	1,626,630
General and administrative	2,023,030	1,321,001
Total operating expense	8,882,556	3,436,443

Loss from operations	(1,502,577)	(1,215,600)

Other income and (expense):
Interest expense	(381,663)	(104,276)
Loss on extinguishment of debt	(745,439)	(89,341)
Other income (expense), net	290	(4,800)
Fair value adjustment for contingent consideration	179,451	69,305
Change in fair value of derivative liabilities	-	16,055
Total other expense, net	(947,361)	(113,057)

Net loss	(2,449,938)	(1,328,657)

Net loss per share of common stock – basic and diluted:	$(0.01)	$(0.01)

Weighted average number of shares of common stock outstanding – basic and diluted	214,527,261	161,587,934

Consolidated Statements of Operations

	Nine months ended
	September 30,
	2018	2017
	(unaudited)
Net revenue:
Product sales, net	$18,469,199	$6,426,790
License revenue	5,737	10,000
Service revenue	345,110	-
Cooperative marketing revenue	416,710	-
Total net revenue	19,236,756	6,436,790

Operating expense:
Cost of product sales	3,739,837	1,329,131
Research and development	93,093	26,982
Sales and marketing	14,094,203	4,869,717
General and administrative	5,638,352	4,207,899
Total operating expense	23,565,485	10,433,729

Loss from operations	(4,328,729)	(3,996,939)

Other income and (expense):
Interest expense	(949,533)	(771,885)
Loss on extinguishment of debt	(1,039,711)	(394,169)
Other income (expense), net	665	(5,622)
Fair value adjustment for contingent consideration	198,250	195,459
Change in fair value of derivative liabilities	-	(32,138)
Total other expense, net	(1,790,329)	(1,008,355)
Provision for income taxes	-	3,200

Net loss	(6,119,058)	(5,008,494)

Net loss per share of common stock – basic and diluted:	$(0.03)	$(0.03)

Weighted average number of shares of common stock outstanding – basic and diluted	202,290,341	152,325,196

Condensed Consolidated Balance Sheet Data

September 30, 2018
1
Assets
Cash	$703,012
Accounts receivable, net	356,347
Prepaid expenses and other current assets	1,265,474
Inventories	2,198,045
Intangible assets and other non-current assets	4,980,556
Total assets	$9,503,434
Liabilities & Stockholders' Equity
Accounts payable & accrued liabilities	$2,530,687
Total accrued compensation	2,254,622
Deferred revenue and customer deposits	95,372
Accrued interest payable	24,232
Short-term loans payable	138,048
Notes payable, net of discount	2,340,849
Total contingent consideration	1,261,455
Total stockholders' equity	858,169
Total liabilities & stockholders' equity	$9,503,434

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited consolidated financial statements as of that date.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging OTC consumer goods and specialty pharmaceutical company engaged in the commercialization, licensing and development of safe and effective non-prescription medicine and consumer care products to improve men’s and women’s health and vitality and respiratory diseases. Innovus Pharma delivers innovative and uniquely presented and packaged health solutions through its (a) OTC medicines and consumer and health products, which we market directly, (b) commercial partners to primary care physicians, urologists, gynecologists and therapists, and (c) directly to consumers through our on-line channels, retailers and wholesalers. The Company is dedicated to being a leader in developing and marketing new OTC and branded Abbreviated New Drug Application (“ANDA”) products. The Company is actively pursuing opportunities where existing prescription drugs have recently, or are expected to, change from prescription (or Rx) to OTC.

For more information, go to www.innovuspharma.com; www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.urivarx.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.prostagorx.com; www.fluticare.com; www.allervarx.com; and www.apeaz.com.

* Population data for Florida and Texas gathered from the 2010 Census Brief from the United States Census Bureau.

Innovus Pharma’s Forward-Looking Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its financial results, projected revenues, projected online subscribers and other customers, estimated markets for its products, and statements about achieving its other corporate and business development, growth, commercialization, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent filing on Form S-1, annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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For more information, please contact:

Randy Berholtz

Innovus Pharma Investor Relations

Tel: +1 858 249 7865

ir@innovuspharma.com